ANNEX A

To the Transfer Agency and Service Agreement, as amended,

by and between

SPDR® Series Trust and State Street Bank and Trust Company

ETF	Trading Symbol
SPDR® Dow Jones Total Market ETF	TMW
SPDR® Dow Jones Large Cap ETF	ELR
SPDR® S&P 500 Growth ETF	SPYG
SPDR® S&P 500 Value ETF	SPYV
SPDR® Dow Jones Mid Cap ETF	EMM
SPDR® S&P 400 Mid Cap Growth ETF	MDYG
SPDR® S&P 400 Mid Cap Value ETF	MDYV
SPDR® S&P 600 Small Cap ETF	SLY
SPDR® S&P 600 Small Cap Growth ETF	SLYG
SPDR® S&P 600 Small Cap Value ETF	SLYV
SPDR® Global Dow ETF	DGT
SPDR® Dow Jones REIT ETF	RWR
SPDR® S&P Bank ETF	KBE
SPDR® S&P Capital Markets ETF	KCE
SPDR® S&P Insurance ETF	KIE
SPDR® Morgan Stanley Technology ETF	MTK
SPDR® S&P® Dividend ETF	SDY
SPDR® S&P® Aerospace & Defense ETF	XAR
SPDR® S&P® Biotech ETF	XBI
SPDR® S&P® Health Care Equipment ETF	XHE
SPDR® S&P® Health Care Services ETF	XHS
SPDR® S&P® Homebuilders ETF	XHB
SPDR® S&P® Metals & Mining ETF	XME
SPDR® S&P® Oil & Gas Equipment & Services ETF	XES
SPDR® S&P® Oil & Gas Exploration & Production ETF	XOP
SPDR® S&P® Pharmaceuticals ETF	XPH
SPDR® S&P® Retail ETF	XRT
SPDR® S&P® Semiconductor ETF	XSD
SPDR® S&P® Software & Services ETF	XSW
SPDR® S&P® Telecom ETF	XTL
SPDR® S&P® Transportation ETF	XTN
SPDR® S&P® Regional Banking ETF	KRE
SPDR® Barclays Capital 1-3 Month T-Bill ETF	BIL
SPDR® Barclays Capital Intermediate Term Treasury ETF	ITE
SPDR® Barclays Capital Long Term Treasury ETF	TLO
SPDR® Barclays Capital TIPS ETF	IPE
SPDR® Barclays Capital Aggregate Bond ETF	LAG
SPDR® Nuveen Barclays Capital Municipal Bond ETF	TFI
SPDR® Barclays Capital International Treasury Bond ETF	BWX

SPDR® Nuveen Barclays Capital Short Term Municipal Bond ETF	SHM
SPDR® Nuveen Barclays Capital California Municipal Bond ETF	CXA
SPDR® Nuveen Barclays Capital New York Municipal Bond ETF	INY
SPDR® Barclays Capital High Yield Bond ETF	JNK
SPDR® DB International Government Inflation-Protected Bond ETF	WIP
SPDR® Barclays Capital Short Term International Treasury Bond ETF	BWZ
SPDR® Barclays Capital Intermediate Term Corporate Bond ETF	ITR
SPDR® Barclays Capital Long Term Corporate Bond ETF	LWC
SPDR® Barclays Capital Convertible Securities ETF	CWB
SPDR® Barclays Capital Mortgage Backed Bond ETF	MBG
SPDR® S&P® Mortgage Finance ETF	KME
SPDR® Wells Fargo Preferred Stock ETF	PSK
SPDR® Nuveen S&P® VRDO Municipal Bond ETF	VRD
SPDR® Barclays Capital Short Term Corporate Bond ETF	SCPB
SPDR® Nuveen Barclays Capital Build America Bond ETF	BABS
SPDR® Barclays Capital International Corporate Bond ETF	IBND
SPDR® Barclays Capital Emerging Markets Local Bond ETF	EBND
SPDR® Barclays Capital Issuer Scored Corporate Bond ETF	CBND
SPDR® Nuveen S&P® High Yield Municipal Bond ETF	HYMB
SPDR® Barclays Capital Short Term Treasury ETF	SST
SPDR® Barclays Capital Investment Grade Floating Rate ETF	FLRN
SPDR® Barclays Capital Short Term High Yield Bond ETF	SJNK
SPDR® BofA Merrill Lynch Emerging Markets Corporate Bond ETF	EMCD
SPDR® BofA Merrill Lynch Crossover Corporate Bond ETF	XOVR

Dated: June 18, 2012

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